Exhibit 10.6

AGREEMENT OF PURCHASE AND SALE

BY AND BETWEEN

THE REALTY ASSOCIATES FUND V, L.P.

AND

WELLS OPERATING PARTNERSHIP II, L.P.

Date:                        February 2, 2004

Property:                 Weatherford Center

                               515 South Post Oak Boulevard

                             Houston, Texas

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is made and entered into as of the 2nd day of February, 2004, by and between THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (hereinafter referred to as “Seller”), and WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (hereinafter referred to as “Purchaser”).

In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I.

Sale of Property

1.1 Sale of Property. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to, the following:

1.1.1. Land and Improvements. Those certain parcels of real property more particularly described on Exhibit A attached hereto and incorporated herein by reference thereto (the “Land”), together with all improvements located thereon (the “Improvements”);

1.1.2. Leases. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto, are hereafter referred to collectively as the “Leases” being more particularly described on Exhibit E attached hereto, and all prepaid rent attributable to the period following the Closing, and subject to Section 4.2.4 below, the security deposits under such Leases (collectively, the “Leasehold Property”); provided, however, that any credit received by Purchaser in connection with prepaid Rents attributable to the period following the Closing shall be net of management fees which are payable by Seller as a result of such prepayment;

1.1.3. Real Property. All rights, privileges and easements appurtenant to Seller’s interest in the Land and the Improvements, if any, including, without limitation, all of Seller’s right, title and interest, if any, in and to all mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively referred to herein as the “Real Property”).

1.1.4. Personal Property. All personal property (including equipment), if any, owned by Seller and located on the Real Property as of the date hereof, all inventory located on the Real Property on the date of Closing (hereinafter defined), and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof (the “Personal Property”); and

1.1.5. Intangible Property. All non-exclusive trademarks and trade names, if any, used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”), together with the Seller’s interest, if any, in and to any service, equipment, supply and maintenance contracts (the “Contracts”), guarantees, licenses, approvals, certificates, permits and warranties relating to the property, to the extent assignable (collectively, the “Intangible Property”). (The Real Property, the Leasehold Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the “Property”). It is hereby acknowledged by the parties that Seller shall not convey to Purchaser claims relating to any real property tax refunds or rebates for periods accruing prior to the Closing, existing insurance claims and any existing claims against previous tenants of the Property, which claims shall be reserved by Seller. To the best of Seller’s knowledge, there are no such claims currently being pursued by Seller but Seller reserves all rights related thereto.

ARTICLE II.

Purchase Price

2.1 Purchase Price. The purchase price for the Property shall be THIRTY – NINE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($39,850,000.00) (the “Purchase Price”). The Purchase Price, as adjusted by all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as herein defined, by wire transfer of immediately available federal funds.

ARTICLE III.

Deposits and Escrow Agent

3.1 Deposit. Within two (2) business days following the Effective Date, as defined in Section 16.4 of this Agreement and as a condition precedent to the formation of this Agreement, Purchaser shall deposit FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Deposit”) with Chicago Title Insurance Company, 4170 Ashford-Dunwoody Road, Suite 460, Atlanta, Georgia 30319, Attention: Melissa Hall (the “Escrow Agent”) in immediately available federal funds, the receipt of which is hereby acknowledged by Escrow Agent’s execution hereof. If Purchaser shall fail to deposit the Deposit within the time period provided for above, Seller may at any time prior to the deposit of the Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver to Seller all copies of this Agreement in its possession and thereafter, neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.

3.2. Application Upon Default. If the Closing occurs, the Deposit shall be paid to Seller and credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be held and delivered as hereinafter provided.

3.3. Interest Bearing. The Deposit shall (i) be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Purchaser and reasonably acceptable to Seller and (ii) include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser’s and Seller’s tax identification numbers are set forth below their signatures.

3.4 Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in Article XVI.

ARTICLE IV.

Closing, Prorations and Closing Costs

4.1 Closing. The closing of the purchase and sale of the Property shall occur on or before 10:00 a.m. Eastern time on Friday, February 13, 2004, (subject to extension by Seller in accordance with the provisions of Section 10.2.2 hereof) and shall be held through escrow at the offices of the Escrow Agent, or at such other place agreed to by Seller and Purchaser. “Closing” shall be deemed to have occurred when the Title Company has been instructed by both parties to release escrow and to record the Deed. Time is hereby made of the essence. The date of Closing is referred to in this Agreement as the “Closing Date.”

4.2. Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section 4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

4.2.1. Taxes. Real estate and personal property taxes and special assessments, if any, shall be prorated as of the Closing Date. Seller shall pay all real estate and personal property taxes and special assessments payable during the calendar year of the Closing and attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the taxes and assessments payable during the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs, differ from the amounts used in the Closing in accordance with the provisions of Section 4.2.5 hereof. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Purchaser. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

4.2.2. Insurance. There shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies. Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Purchaser.

4.2.3. Utilities. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall attempt to have all utility meters read as of the Closing Date. Purchaser shall cause all utility services to be placed in Purchaser’s name as of the Closing Date. If permitted by the applicable utilities, all utility deposits in Seller’s name shall be assigned to Purchaser as of the Closing Date and Seller shall receive a credit therefor at Closing.

4.2.4. Rents. Rents (including, without limitation, estimated pass-through payments, payments for common area maintenance reconciliations and all additional charges payable by tenants under the Leases, (collectively, “Rents”)) collected by Seller prior to Closing shall be prorated as of the Closing Date. During the period after Closing, Purchaser shall, within five (5) business days following receipt, deliver to Seller any and all Rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser; provided, however, Purchaser shall apply Rents received after Closing first to payment of current Rent then due, and thereafter to delinquent Rents in inverse order of maturity; provided, however, “true up” payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments shall be allocated among Seller and Purchaser pro rata in accordance with their respective period of ownership as set forth in Section 4.2.5 below. Seller shall have the right, after Closing, to proceed against tenants for Rents allocable to the period of Seller’s ownership of the Property, provided that Seller shall have no right to commence eviction or similar proceedings against such tenant. Purchaser agrees that it shall use commercially reasonable efforts to collect all pass-through rents payable by tenants and any delinquent Rents (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent Rents). The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits. If any security deposits are in the form of a letter of credit, Seller shall, at Purchaser’s cost, assign its interest in the letter of credit to Purchaser (to the extent assignable) and deliver the original letter of credit to Purchaser at Closing and, if not assignable, Seller shall, at Seller’s cost, require that a substitute letter of credit to be issued in Purchaser’s name.

4.2.5. Calculations. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) or three hundred sixty six (366) day year, as applicable. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under leases. Except as set forth in this Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of Section 4.2 shall survive the Closing.

4.2.6. Leasing Commissions and Leasing Costs. Seller shall be responsible for all leasing and brokerage commissions and other leasing costs due and payable for any space in the Building leased and/or occupied prior to February 2, 2004 (the “Leasing Effective Date”) with respect to Leases executed prior to the Leasing Effective Date, it being acknowledged that all leasing commissions and leasing costs disclosed (whether in the Leases or brokerage agreements delivered to Purchaser) to Purchaser which are attributable to existing options in the Leases, to the extent such options are exercised after the Leasing Effective Date, shall be paid by Purchaser. Provided that Closing occurs, Purchaser shall be responsible for all other leasing and brokerage commissions and other leasing costs due and owing for any space in the Building leased and occupied after the Leasing Effective Date to the extent set forth in the Leases or other Documents (as hereinafter defined) or otherwise disclosed in writing to Purchaser (including, without limitation, tenant improvement costs and leasing commissions arising in connection with new leases, extensions, expansions and modifications executed after the Leasing Effective Date and that $965,835 tenant allowance due Weatherford International, Inc. beginning April 1, 2007). Notwithstanding the foregoing, in no event shall Purchaser be obligated to pay for leasing and brokerage commissions in connection with the initial terms of the existing leases.

4.2.7. Prepaid Items. Any prepaid items, including, without limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees shall be apportioned between the Seller and the Purchaser at the Closing.

4.3. Closing Costs. Seller shall pay (a) the fees of any counsel representing Seller in connection with this transaction; (b) subject to the provisions of Section 14.1 hereof, any brokerage commission; (c) one-half (1/2) of the escrow free charged by the Title Company; (d) the cost of the Survey; and (e) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property to Purchaser. Purchaser shall pay (a) the fees of any counsel representing Purchaser in connection with this transaction; (b) the cost of the Owner’s Policy of Title Insurance to be issued by the Title Company at Closing and the cost of any endorsements thereto requested by Purchaser; (c) the fees for recording the deed conveying the Property to Purchaser; (d) the cost of any changes to the Survey; and (e) one-half (1/2) of the escrow fee charged by the Title Company. Any other costs or expenses incident to this transaction and the closing thereof not expressly provided for above shall be allocated between and paid by the parties in accordance with custom and practice in Houston, Texas.

4.4. Annexation Notice. Purchaser hereby acknowledges and agrees that Seller delivered the following notice to Purchaser prior to execution of this Agreement:

NOTICE REGARDING POSSIBLE ANNEXATION

If the property that is the subject of this contract is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction. To determine if the Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located with a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information. The foregoing notice has been given solely in order to comply with Section 5.011 of the Texas Property Code and Seller makes no representation whether and to what extent the Property may already be located within the limits of a municipality.

4.5. Utility Service Notice. In accordance with Section 13.257 of the Texas Water Code, Seller hereby notifies Purchaser as follows:

“The real property, described below, that you are about to purchase is located in the water or sewer service area of the City of Houston, Texas, which is the utility service provider authorized by law to provide water or sewer service to your property. No other retail public utility is authorized to provide water or sewer service to your property. There may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property.

Purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in the notice or at closing of purchase of the real property.”

ARTICLE V.

Purchaser’s Right of Inspection; Feasibility Period

5.1. Right to Evaluate. Commencing on the date of this Agreement and continuing until 5:00 p.m. Eastern time on Monday, February 2, 2004, (the “Feasibility Period”), Purchaser and its agents shall have the right during business hours (with reasonable advance notice to Seller and subject to the rights of the tenants in possession), at Purchaser’s sole cost and expense and at Purchaser’s and its agents’ sole risk, to perform inspections and tests of the Property and to perform such other analyses, inquiries and investigations as Purchaser shall deem necessary or appropriate; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) including, without limitation, any ground borings or invasive testing of the Improvements (collectively, “Physical Testing”), without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. In the event Purchaser desires to conduct any such Physical Testing of the Property, then Purchaser shall submit to Seller, for Seller’s approval, a written detailed description of the scope and extent of the proposed Physical Testing, which approval may be given or withheld in Seller’s sole and absolute discretion. If Seller does not approve the Physical Testing or approves only a portion thereof, Purchaser may, at its option, by sending written notice to Seller, elect to, either (i) terminate this Agreement or (ii) conduct during the Feasibility Period that portion of the Physical Testing approved by Seller, if any, or if Seller disapproves the entire proposed Physical Testing, affirmatively agree to forego any Physical Testing of the Property. In the event Purchaser terminates this Agreement as aforesaid, the Deposit shall be immediately refunded to Purchaser and this Agreement shall terminate and be of no further force and effect other than the Surviving Termination Obligations (as hereinafter defined). In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any such Physical Testing. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Seller shall have the right, in its discretion, to accompany Purchaser and/or its agents during any inspection (including, but not limited to, tenant interviews) provided Seller or its agents do not unreasonably interfere with Purchaser’s inspection.

5.2. Inspection Obligations and Indemnity. Purchaser and its contractors shall: (a) not unreasonably disturb the tenants of the Improvements or interfere with their use of the Real Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any such inspection or tests were undertaken; and (h) not reveal or disclose any information obtained during the Feasibility Period concerning the Property to anyone outside Purchaser’s organization other than its agents, consultants, contractors, attorneys, accountants and representatives. Purchaser shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting its inspection of the Property and Physical Testing. Purchaser shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, agents and their respective successors and assigns, harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including but not limited to attorneys’ fees) arising out of Purchaser’s or Purchaser’s agents’ actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to Section 5.1, including, without limitation, (i) claims made by any tenant against Seller for Purchaser’s entry into such tenant’s premises or any interference with any tenant’s use or damage to its premises or property in connection with Purchaser’s review of the Property, and (ii) Purchaser’s obligations pursuant to this Section 5.2. This Section 5.2 shall survive the Closing and/or any termination of this Agreement.

5.3. Seller Deliveries. Seller shall use its reasonable, good faith efforts to deliver to Purchaser or make available at the Property, at Seller’s option, all of the items specified on Exhibit B attached hereto (the “Documents”), within five (5) business days after the Effective Date to the extent such items are in Seller’s possession; provided, however, except as otherwise expressly set forth in Section 7.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property. Purchaser hereby waives, except as otherwise provided in Section 7.1 any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the preceding sentence, Seller shall not deliver or make available to Purchaser Seller’s internal memoranda, attorney-client privileged materials, internal appraisals and economic evaluations of the Property, and reports regarding the Property prepared by Seller or its affiliates solely for internal use or for the information of the investors in Seller. Purchaser acknowledges that any and all of the Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose such non-public Documents, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser’s organization other than its agents, consultants and representatives. Purchaser hereby acknowledges that the Lease for Weatherford International, Inc., contains various rights of first offer and rights of first refusal relating to the Property. In the event Weatherford International, Inc. claims or alleges that it has not waived its right to purchase or otherwise acquire the Building under its Lease with respect to the sale from Seller to Purchaser contemplated by this Agreement, each of Seller and Purchaser shall have the right to terminate this Agreement. Purchaser shall return all of the Documents, on or before three (3) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason. This Section 5.3 shall survive any termination of this Agreement without limitation.

5.4. Independent Examination. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the limited matters expressly represented by Seller in Section 7.1 hereof) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not, except as otherwise expressly provided in Section 7.1, be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser. The provisions of this Section 5.4 shall survive Closing and/or termination of this Agreement.

5.5. Termination Right. In the event that Purchaser determines, in Purchaser’s sole discretion, that it does not desire, for any or no reason, to acquire the Property, Purchaser shall provide written notice to Seller before the end of the Feasibility Period, and, subject to the Surviving Termination Obligations (as defined in Section 16.12 herein), this Agreement shall terminate, the Deposit shall be delivered to Purchaser and thereupon neither party shall have any further rights or obligations to the other hereunder. If Purchaser shall fail to timely notify Seller in writing of its election to terminate this Agreement on or before the expiration of the Feasibility Period, time being of the essence, the termination right described in this Section 5.5 shall be immediately null and void and of no further force or effect. Purchaser’s failure to provide such notice on or before the end of the Feasibility Period shall constitute Purchaser’s waiver of the herein-described termination right. Notwithstanding any provision of this Agreement, this is an “all or none” transaction and Purchaser has no right to terminate this Agreement as to any part of the Property.

5.6. Elevator Capital Improvements and Repairs by Seller. Seller has entered into a contract for certain elevator improvements to the elevators in the Building with Schindler Elevator Corp. dated January 6, 2004 (the “Elevator Contract”). Seller shall be responsible for the $299,604 cost of the work as described in the Elevator Contract, and, to the extent all the work is not completed thereunder by the Closing Date, then Purchaser shall receive a credit in the Purchase Price, which would be otherwise due, for the unfunded portion of the Elevator Contract. At the Closing, Seller shall deliver lien waivers, evidence of work in place and such other material and information as is reasonably necessary so that Purchaser can determine the amount of money necessary to finish such work, and the amount of the credit against the purchase price. At Closing, Purchaser shall assume the Elevator Contract and Seller’s obligations under the Elevator Contract and Seller shall be fully released therefrom.

ARTICLE VI.

Title and Survey Matters

6.1. Title. Purchaser shall receive, within a day after this Agreement is duly executed and delivered by all parties thereto, a current title insurance commitment (the “Commitment”) for an Owner’s Policy of Title Insurance from Chicago Title Insurance Company (the “Title Company”), covering the Real Property, together with a copy of all exceptions set forth therein. Purchaser shall notify Seller within five (5) days prior to the expiration of the Feasibility Period in writing of any title exceptions identified in the Commitment which Purchaser reasonably disapproves. Any exception, exclusion from coverage or other matter shown in the Commitment as of the end of the Feasibility Period or otherwise not disapproved in writing within said time period shall be deemed approved by Purchaser and shall constitute a “Permitted Exception” hereunder. Purchaser and Seller hereby agree that (i) all non-delinquent property taxes and assessments payable during 2004 and subsequent years, (ii) the rights of the tenants under the Leases and Approved New Leases (hereinafter defined), (iii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, and (iv) the exceptions to title identified on Exhibit D attached hereto, shall constitute “Permitted Exceptions”. Without Seller’s prior written consent, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof. Notwithstanding the foregoing, in the event such title encumbrance results from a matter willfully caused by Seller from and after the Effective Date, Seller must take affirmative action to cure such title defect and the failure of Seller to do so shall constitute a breach of this Agreement. Further, Seller must satisfy on or before the Closing (whether by payment, bonding around or otherwise), all mortgages and other liens filed against the Property as a result of Seller’s acts in order to permit the Title Company to issue the Owner’s Policy of Title Insurance free from any such liens, or Seller must pay a portion of the Purchase Price otherwise due to Seller at Closing, to satisfy such liens.

6.2. Survey. Purchaser shall receive, within a day after this Agreement is duly executed and delivered by all parties thereto, a current survey for the Property (the “Survey”) dated January 6, 2004. If the Survey discloses any matters which are unacceptable to Purchaser, in Purchaser’s sole discretion, Purchaser shall notify Seller in writing five (5) days prior to the expiration of the Feasibility Period. Any survey matter shown on the Survey as of the end of the Feasibility Period or otherwise not disapproved in writing within said time period shall be deemed approved by Purchaser and shall constitute a “Permitted Exception” hereunder. Seller may, at its sole election, on or before the Closing Date, have the matters to which Purchaser has objected removed; provided, however, in no event will Seller be obligated to incur costs to do so.

ARTICLE VII.

Representations and Warranties of the Seller

7.1. Seller’s Representations. Seller represents and warrants that the following matters are true and correct as of the Effective Date with respect to the Property to the current, actual, conscious knowledge of Seller.

7.1.1. Authority. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and, to the extent necessary, is qualified to conduct business in the State in which the Property is located. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not, to the best of Seller’s knowledge, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing, will, at the time of Closing, (i) be duly authorized, executed and delivered by Seller, (ii) be legal, valid and binding obligations of Seller, and (iii) not violate, to the best of Seller’s knowledge, any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

7.1.2. Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

7.1.3. Litigation. There are no pending actions, suits, proceedings, litigation, arbitration, administrative hearings, attachments or executions, or to the best of Seller’s knowledge, threatened against Seller and relating to the Property.

7.1.4. OFAC. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

7.2. Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of Seller’s knowledge”, “to the current, actual, conscious knowledge of Seller” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of James P. Raisides and Seller represents that the foregoing is the individual with the responsibility for overseeing the sale of the Property.

7.3. Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this Article VII to the extent, prior to or at Closing, Purchaser shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Purchaser determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above, then Purchaser may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter, except for liens resulting from Seller’s acts. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit shall be immediately refunded to Purchaser and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.12 hereof. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Purchaser, to the extent that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation the property manager, the tenant estoppel certificates or any Seller’s Estoppel delivered pursuant to Section 10.2.2 below, as a result of Purchaser’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller’s agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

7.4. Survival. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date which is six (6) months after the date of the Closing and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

ARTICLE VIII.

Representations and Warranties of Purchaser

8.1. Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date.

8.1.1 Authority. Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware, and to the extent necessary, is qualified to conduct business in the State in which the Property is located. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

8.1.2. ERISA Compliance. Purchaser has informed Seller and Purchaser hereby represents and warrants to Seller that Purchaser is not a “plan” nor a plan “fiduciary” nor an entity holding “plan assets” (as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended, and its applicable regulations as issued by the Department of Labor and the Internal Revenue Service, “ERISA”) nor an entity whose assets are deemed to be plan assets under ERISA and that Purchaser is acquiring the Property for Purchaser’s own personal account and that the Property shall not constitute plan assets subject to ERISA upon conveyance of the Property by Seller and the closing of this Agreement between Purchaser and Seller. Seller shall not have any obligation to close the transaction contemplated by this Agreement if the transaction for any reason constitutes a prohibited transaction under ERISA or if Purchaser’s representation is found to be false or misleading in any respect. The foregoing representation and warranty shall survive the Closing.

8.1.3. No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller.

8.1.4. OFAC. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

8.2. Purchaser’s Acknowledgment. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance or hazardous waste, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and other applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement or in any closing document, and as a material inducement to the execution and delivery of this Agreement by Seller, the sale of the Property as provided for herein is made on an “AS IS, WHERE IS” CONDITION AND BASIS “WITH ALL FAULTS.” Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. Notwithstanding anything herein to the contrary, Seller shall in no event have any liability for breach of any representation, warranty or covenant herein or in any closing document in excess of $500,000, in the aggregate.

8.3. Purchaser’s Release. Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s partners, trustees and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, or (iv) the Property’s compliance with any applicable federal, state or local law, rule or regulation, except such as arises out of breach of any of the representations and warranties of Seller set forth in Article VII. The release set forth in this Section 8.3 includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release to Seller. The terms and provisions of this Section 8.3 shall survive Closing and/or termination of this Agreement.

8.4. Survival. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such representations and warranties (except for the representation and warranty set forth in Section 8.1.3) shall be commenced, if at all, on or before the date which is nine (9) months after the date of the Closing and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The representation and warranty set forth in Section 8.1.3 hereof shall survive Closing and/or termination of this Agreement.

ARTICLE IX.

Seller’s Interim Operating Covenants.

9.1. Operations. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XII of this Agreement.

9.2. Maintain Insurance. Seller agrees to maintain until the Closing Date fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date.

9.3. Personal Property. Seller agrees not to transfer or remove any Personal Property from the Improvements after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

9.4. No Sales. Except for the execution of tenant Leases pursuant to Section 9.5, Seller agrees that it shall not convey any interest in the Property to any third party.

9.5. Tenant Leases. Seller shall not, from and after the fifth (5th) business day prior to the expiration of the Feasibility Period, (i) grant any consent or waive any material rights under the Leases, (ii) terminate any Lease, or (iii) enter into a new lease, modify an existing Lease or renew, extend or expand an existing Lease in each case without the prior written approval of Purchaser (an “Approved New Lease”), which in each case shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Purchaser fails to respond to a request for approval within five (5) business days after receipt of the request therefor together with a summary of lease terms and credit information of the proposed tenant. In the event that Seller shall enter into, modify, renew, grant concessions or terminate a Lease prior to the expiration of the Feasibility Period, Seller shall promptly notify Purchaser in writing thereof, but in any event on or before the fifth (5th) business day prior to the expiration of the Feasibility Period.

ARTICLE X.

Closing Conditions.

10.1. Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing.

10.1.1. Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Purchaser pursuant to Section 11.1.5 shall be acceptable to Seller, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

10.2. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing.

10.2.1. Representations, Warranties and Covenants of Seller. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Any changes to such representations disclosed by Seller pursuant to Section 11.2.4 shall be acceptable to Purchaser, and Seller shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by Seller prior to the Closing Date.

10.2.2. Tenant Estoppel. Purchaser shall have received a Tenant estoppel certificate substantially in the form attached hereto as Exhibit C, (or, if different, the form and content required by the applicable Lease), for Weatherford International, Inc. (which must deliver an estoppel, both for itself and the guarantor of its Lease in the Building; provided, however, if Purchaser has not notified Seller in writing of the receipt and satisfaction of the condition set forth in this Section 10.2.2 prior to 5:00 p.m. Eastern time on that day that is five (5) Business Days prior to Closing, this condition shall be deemed unsatisfied. Seller shall have no liability under this Agreement in the event Weatherford International, Inc. (or guarantor under the Lease) fails to deliver the aforesaid estoppel. Notwithstanding the foregoing, at Seller’s sole option, Seller may extend the Closing Date for up to an additional thirty (30) days in order to satisfy the foregoing requirement in which event Seller shall deliver notice of such extension to Purchaser on or before the then existing Closing Date. Weatherford International, Inc., and the guarantor of the Lease of Weatherford International, Inc. are herein sometimes collectively referred to as “Weatherford.” In no event shall Seller be obligated to deliver updates to the aforesaid tenant estoppel certificate. Seller will deliver Purchaser copies of the signed tenant estoppel promptly following Seller’s receipt and, if Purchaser fails to deliver a written acceptance notice to Seller within two (2) business days following the date of delivery, such signed tenant estoppel will be deemed disapproved by Purchaser. Notwithstanding the foregoing, Seller will also use reasonable efforts to obtain a Tenant estoppel certificate from each of the other tenants in the Project, on the form attached hereto as Exhibit C-1 (or, if different, the form and content required by the applicable Lease), with no material changes thereto, but such Tenant estoppel certificates from the tenants other than Weatherford shall not be a condition of Closing.

10.2.3. Title Policy. Upon recordation of the Deed and payment of the title insurance premiums, the Title Company shall be prepared to issue to Purchaser a TLTA Owner’s Policy of Title Insurance, insuring good and marketable (or indefeasible, as applicable) title in Purchaser.

10.2.4. Possession of the Property. Delivery by Seller of possession of the Property, subject to the Permitted Exceptions and the rights of tenants under the Leases and Approved New Leases.

10.2.5. Accounting Letter. Purchaser shall have received an accounting letter in the form of such attached hereto as Exhibit J, by this reference incorporated herein..

ARTICLE XI.

Closing

11.1. Purchaser’s Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

11.1.1. The Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer or other immediately available federal funds, which amount shall be received in escrow by the Title Company at or before 11:00 a.m. Eastern time.

11.1.2. A blanket conveyance and bill of sale, substantially in the form attached hereto as Exhibit G (the “General Assignment”), duly executed by Purchaser, conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts, the records and plans, and the Intangible Property.

11.1.3. Written notice executed by Purchaser and addressed to the tenants, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor.

11.1.4. A certificate indicating that the representations and warranties set forth in Article VIII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

11.1.5. A notice to purchaser(s) (the “Notice to Purchaser”), substantially in the form attached hereto as Exhibit K.

11.1.6. A utility service notice (the “Utility Service Notice”), substantially in the form attached hereto as Exhibit L.

11.1.7. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

11.2. Seller’s Closing Obligations. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

11.2.1. A Special Warranty Deed (the “Deed”), covering the Property substantially in the form attached hereto as Exhibit F.

11.2.2. The General Assignment, duly executed by Seller, conveying and assigning to Purchaser the Personal Property, the Leases, the Contracts, the records and plans and the Intangible Property.

11.2.3. Written notice executed by Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser, substantially in the form attached hereto as Exhibit H.

11.2.4. A certificate indicating that the representations and warranties set forth in Article VII are true and correct on the Closing Date, or, if there have been changes, describing such changes.

11.2.5. A certificate substantially in the form attached hereto as Exhibit I (“Non-foreign Entity Certification”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

11.2.6. The following items, to the extent in Seller’s possession (which need not be delivered at the Closing, but may, instead, be delivered in the Property’s management office): (i) all keys for all entrance door and spaces which may be locked (whether occupied or not) in the Improvements; (ii) all original books, records, tenant files, operating reports, plans and specifications and other materials reasonably necessary to the continuity of operation of the Property; and (iii) the originals (or copies where originals are not available and copies of the Leases will be certified) of the Leases, the Contracts and the licenses and permits.

11.2.7. The Notice to Purchaser, duly executed by Seller.

11.2.8 The Utility Service Notice, duly executed by Seller.

11.2.9. The accounting letter, duly executed by the appropriate party, in the form attached as Exhibit J.

11.2.10. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

ARTICLE XII.

Risk of Loss.

12.1. Condemnation and Casualty. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is “Material” (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds or condemnation proceeds, as applicable, net of any costs of repairs and net of reasonable collection costs actually incurred by Seller (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

12.2. Condemnation Not Material. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller’s reasonable costs and expenses incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Purchaser on the Closing Date.

12.3. Casualty Not Material. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty and credit the Purchase Price with the amount of any applicable insurance deductible.

12.4. Materiality. For purposes of this Article XII (i) with respect to a taking by eminent domain, the term “Material” shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of (x) subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in substantially the same manner as though such rights had not been taken, or (y) a lease of less than 10% of the rentable square feet of the applicable Project for a term of less than five years, or if the Weatherford lease can be terminated or is otherwise materially adversely impacted, as a result thereof or in connection therewith, and (ii) with respect to a casualty, the term “Material” shall mean any casualty such that the cost of repair, as reasonably estimated by Seller’s engineer, is in excess of 5% of the Purchase Price allocated to the applicable Project in Section 4.3, or if the Weatherford lease can be terminated or is otherwise materially adversely impacted, as a result thereof or in connection therewith.

ARTICLE XIII.

Default

13.1. Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement and receive the Deposit from the Escrow Agent, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or (ii) enforce specific performance of Seller’s obligation to convey the Property, without adjustment to, or credit against, the Purchase Price. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before thirty (30) days after written notice of termination from Seller or thirty (30) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser’s remedies at law or in equity, as to the Surviving Termination Obligations.

13.2. Default by Purchaser. IN THE EVENT THE CLOSING AND THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER HEREBY AGREE A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), A SUM EQUAL TO THE DEPOSIT. UPON SUCH DEFAULT BY PURCHASER, SELLER SHALL HAVE THE RIGHT TO RECEIVE THE DEPOSIT FROM THE ESCROW AGENT AS ITS SOLE AND EXCLUSIVE REMEDY AND THEREUPON THIS AGREEMENT SHALL BE TERMINATED AND NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO THE SURVIVING TERMINATION OBLIGATIONS. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED

AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREBY EXPRESSLY WAIVED BY SELLER. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S REMEDIES AT LAW OR IN EQUITY AS TO THE SURVIVING TERMINATION OBLIGATIONS.

/s/ SDF SELLER’S INITIALS	PURCHASER’S INITIALS

ARTICLE XIV.

Brokers

14.1. Broker. Purchaser and Seller each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder’s fee or other compensation with respect to the transaction contemplated hereby other than Transwestern Commercial Services (“Broker”). Seller will be responsible for commissions due Broker pursuant to the terms of a separate agreement between Seller and Broker, but not otherwise. Broker shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to such separate agreement. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser’s (or its nominee’s) representations and warranties contained in this Article XIV. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller’s representations and warranties contained in this Article XIV. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this Article XIV shall survive the Closing and/or termination of this Agreement.

ARTICLE XV.

Confidentiality

15.1. Confidentiality. Purchaser expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or readily available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Purchaser and shall not be disclosed by Purchaser except to its legal counsel, lenders, investors, surveyor, title company, broker, accountants, consultants, officers, partners, directors and shareholders (the “Authorized

Representatives”), and except and only to the extent that such disclosure may be necessary for its performance hereunder. Purchaser agrees that it shall instruct each of its Authorized Representatives to maintain the confidentiality of such information and at the request of Seller, to promptly inform Seller of the identity of each such Authorized Representative. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed by Purchaser to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Purchaser. Nothing contained in this Section 15.1 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 15.1 in connection with the party’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1 shall survive any termination of this Agreement.

15.2. Post Closing Publication. Notwithstanding the foregoing, following Closing, Purchaser shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including “tombstones”) publicizing the purchase provided that Purchaser shall consult with Seller with respect to any such notice or publication, and shall reasonably consider any comments or objections of Seller. Furthermore, Seller agrees not to contact or otherwise take affirmative steps to disclose the Purchase Price of the Property to the taxing authorities after Closing regarding the sale of the Property, unless required to do so under applicable law. The provisions of this Section 15.2 shall survive Closing and/or any termination of this Agreement.

ARTICLE XVI.

Miscellaneous

16.1. Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

To Purchaser:	c/o Wells Management Company, Inc.
P.O. Box 926040
Norcross, Georgia 30010-6040
Attn: Thomas J. Hallowell
Phone No.: 800-448-1010
Fax No.: 770-243-8197
Email: tom.hallowell@wellsref.com

With a copy to:	Troutman Sanders LLP
600 Peachtree Street, Suite 5400
Atlanta, Georgia 30308
Attn: Mark Elliott
Phone No.: 404-885-3603
Fax No.: 404-962-6551
Email: mark.elliott@troutmansanders.com

To Seller:	c/o TA Associates Realty
28 State Street, 10th Floor
Boston, Massachusetts 02109
Attn: James Raisides
Phone No.: (617) 476-2726
Fax No.: (617) 476-2799
Email: jraisides@tarealty.com

With a copy to:	Stutzman, Bromberg, Esserman & Plifka, P.C.
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attn: Aguinaldo Valdez
Phone No.: (214) 969-4900
Fax No.: (214) 969-4999
Email: valdez@sbep-law.com

To Escrow Agent:	Chicago Title Insurance Company
4170 Ashford-Dunwoody Road
Suite 460
Atlanta, Georgia 30319
Attn: Melissa Hall
Phone No.: 404-303-6300
Fax No.: 404-303-6305
Email: hallm@ctt.com

16.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Texas, without regard to the conflict of laws principles thereof.

16.3. Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

16.4. Effective Date. This Agreement shall be effective upon delivery of this Agreement fully executed by the Seller and Purchaser, which date shall be deemed the Effective Date hereof. Either party may request that the other party promptly execute a memorandum specifying the Effective Date.

16.5. Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.

16.6. Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

16.7. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

16.8. Assignment. Purchaser shall not have the right to assign the Agreement without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion; provided, however, Purchaser may assign this Agreement to another entity without Seller’s consent as long as (a) such assignee is managed or controlled by, or affiliated with Wells Real Estate Funds; and (b) Purchaser provides Seller with the name and organizational documents for such assignee and all members thereof at least five (5) business days in advance of the Closing Date. Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any assignment. The respective obligations of Seller and Purchaser under this Section 16.8 shall survive the Closing and shall not be merged therein. Whenever reference is made in this Agreement to Seller or Purchaser, such reference shall include the successors and assigns of such party under this Agreement.

16.9. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

16.10. Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

16.11. Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16.12. Survival. Except as otherwise specifically provided for in Sections 5.1, 5.2, 5.3, 5.4, 7.3, 7.4, 8.3, 12.1, 14, 15.1, 15.2 and 16.16 (collectively, the “Surviving Termination Obligations”), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.

16.13. Exhibits. Exhibits A through L attached hereto are incorporated herein by reference.

16.14. Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

16.15. Limitation of Liability.

(a) The obligations of Seller are binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents. All documents to be executed by Seller shall be deemed to contain (even if not expressly stated) the foregoing exculpation.

(b) The obligations of Purchaser are binding only on Purchaser and Purchaser’s asset and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Purchaser, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Purchaser, or of any of Purchaser’s employees or agents. All documents to be executed by Purchaser shall be deemed to contain (even if not expressly stated) the foregoing exculpation.

16.16. Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the non-prevailing party in any final judgment agrees to pay the other party’s reasonable expenses, including reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.16 shall survive Closing and/or any termination of this Agreement.

16.17. Escrow Agreement.

16.17.1. Instructions. Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and, upon receipt of the Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

16.17.2. Real Estate Reporting Person. Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

16.17.3. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the “Notifying Party”) to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the “Notice Parties”). If the Notice Parties do not object to the Notifying Party’s notice to the Escrow Agent within ten (10) days after the Notice Parties’ receipt of the Notifying Party’s certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party’s certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent’s failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Seller with respect to the Escrow Agent are intended to be binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents.

16.18. No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

16.19. Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

16.20. Waiver of Consumer Rights. Purchaser and Seller each waive their respective rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Consumer Code, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, Purchaser and Seller each hereby voluntarily consent to this waiver.

[SEE FOLLOWING PAGE FOR SIGNATURES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

SELLER:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

			By:	/s/ Scott D. Freeman
			Name:	Scott D. Freeman
			Title:	Senior Vice President

PURCHASER:

WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	/s/ Randall D. Fretz
Name:	Randall D. Fretz
Title:	Vice President

ESCROW AGENT JOINDER

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Date: , 2004

BROKER JOINDER

Broker joins in the execution of this Agreement for the purpose of agreeing to be bound by Sections 14.1 and 15.1 hereof.

TRANSWESTERN COMMERCIAL SERVICES

By:
Name:
Title:

LIST OF EXHIBITS

EXHIBITS
Exhibit A	-	Legal Description
Exhibit B	-	Due Diligence Documents to be Delivered by Seller
Exhibit C	-	Form of Tenant Estoppel Certificate (Weatherford)
Exhibit C-1	-	Form of Tenant Estoppel Certificate (Remaining Tenants)
Exhibit D	-	Permitted Exceptions
Exhibit E	-	Lease Schedule
Exhibit F	-	Form of Texas Special Warranty Deed
Exhibit G	-	Form of General Assignment
Exhibit H	-	Form of Notice Letter to Tenants
Exhibit I	-	Form of Non-Foreign Entity Certificate
Exhibit J	-	Form of Accounting Letter
Exhibit K	-	Form of Notice to Purchaser
Exhibit L	-	Form of Utility Service Notice

EXHIBIT A

LEGAL DESCRIPTION

BEING a 3.112-acre (135,987 sq. ft.) tract of land situated in the Wm. White 1/3 League, A-836, Harris County, Texas and a portion of Lot 4 of the Roy B. Nichols Subdivision as recorded in Volume 321, Page 431 of the Deed Records of Harris County, Texas, said 3.122-acre more particularly described by metes and bounds as follows: (Bearings based on the South right-of-way line of South Post Oak Road as depicted in Harris County Clerk’s File No. R137006, Film Code No. 501-68-0378)

BEGINNING at a 5/8 inch iron rod found for the Northeast corner of a tract conveyed to Alcorn Home Builders, Inc., as filed under Harris County Clerk’s File No. R137006, Film Code No. 501-68-0378, in the South right-of-way line of said South Post Oak Road and the Northwest corner of the tract herein described;

THENCE South 55 deg. 48 min. 38 sec. East, along the South right-of-way line of said South Post Oak Road, a distance of 47.58 feet to a 5/8 inch iron rod found for beginning of a curve to the left.

THENCE Southeasterly, along the South right-of-way line of said South Post Oak Road, with said curve to the left having a radius of 330.00 feet, a central angle of 32 deg. 39 min. 31 sec., an arc length of 188.10 feet and a chord bearing and distance of South 72 deg. 08 min. 45 sec. East - 185.56 feet to a 3/8 inch bolt found for the point of tangency of said curve;

THENCE South 88 deg. 28 min. 30 sec. East, along the South right-of-way of said South Post Oak Road, a distance of 134.88 feet to a 5/8 inch iron rod set for the Northwesterly end of a cut-back corner of the tract herein described;

THENCE South 43 deg. 28 min. 30 sec. East, along said cut-back line, a distance of 14.14 feet to a 5/8 inch iron rod set in the Westerly line of Briar Hollow Lane (based on a width of 60.00 feet), from which a 3/8 inch bolt bears South 32 deg. 44 min. 55 sec. East - 1.15 feet;

THENCE South 01 deg. 31 min. 30 sec. West, along the West right-of-way line of said Briar Hollow Lane, a distance of 344.00 feet to a 5/8 inch iron rod found for the Northeast corner of a 2.320 -acre, “Tract 1”, as conveyed to Fon Associates, L.P. as filed under Harris County Clerk’s File No. R546162, Film Code No. 505-09-1194 and the Southeast corner of the tract herein described;

THENCE South 89 deg. 59 min. 48 sec. West, leaving the West right-of-way line of said Briar Hollow Lane, along the North line of the said Fon Associates, L.P. tract, a distance of 363.94 feet to a 5/8 inch iron rod set for the Southeast corner of a 1.034-acre tract conveyed to Fred H. Dunlop, Trustee as filed under Harris County Clerk’s No. P258750, Film Code No. 161-48-1434 and the Southwest corner of the tract herein described;

EXHIBIT A - PAGE 1 of 2

THENCE North 01 deg. 37 min. 41 sec. East, along the Easterly line of said Dunlop, Trustee tract, at a distance of 267.38 feet past a 5/8 inch iron rod found for the Northeast corner of said Dunlop, Trustee tract, and the Southeast corner of the said Alcorn Home Builders, Inc., tract, in and all a total distance of 441.56 feet to the POINT OF BEGINNING and containing of 3.122-acres (135,987 square feet) of land.

NOTE: SELLER DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

EXHIBIT A - PAGE 2 of 2

EXHIBIT B

DUE DILIGENCE DOCUMENTS

TO BE DELIVERED BY SELLER

Tenant Information

1.	Rent Roll in the form currently maintained by Seller.

2.	All leases and amendments thereto, including subleases.

3.	All tenant financials, if any, in Seller’s possession.

4.	Copies of tenant insurance certificates.

Operating Information

1.	Copies of all service and maintenance contracts.

2.	Copies of real estate tax bills (including special assessments) for prior two (2) years.

3.	Insurance loss history and claims, for 1998-2003.

Other

1.	Seller’s most current title policy, report or commitment.

2.	Seller’s most recent survey.

3.	Copies of 2001, 2002 and 2003 operating statements.

4.	Copy of Seller’s existing environmental report.

5.	Copies of all warranties in existence.

EXHIBIT B - PAGE 1 of 1

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

WEATHERFORD INTERNATIONAL, INC. (the “Tenant”) hereby certifies to THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (the “Owner”) and WELLS OPERATING PARTNERSHIP II, L.P., its successors or assigns (“Purchaser”) as follows:

1. Pursuant to that certain Lease, originally dated January 26, 1996, amended as set forth in the attachments hereto (collectively, the “Lease”), Tenant leases 248,506 rentable square feet of space (the “Premises”), with an obligation to lease another 2,316 rentable square feet of space, in that certain building known as “The Weatherford Building,” at 515 Post Oak, Houston, Texas (the “Building”). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement): April, 15,1996 – Letter Agreement for storage area in the basement of the garage; July 1, 1996 – Letter Agreement for storage area in the basement of the garage; First Amendment dated April 11, 1996; Second Amendment dated September 16, 1996; Third Amendment dated July 10, 1998; Fourth Amendment dated July 30, 1998; Fifth Amendment dated September 24, 1999; Sixth Amendment dated June 29, 2000; Seventh Amendment dated December 6, 2000; Eighth Amendment dated October 23, 200l; Ninth Amendment dated January 1, 2003; Tenth Amendment dated April 2, 2003; Eleventh Amendment dated October 22, 2003. A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

2. The term of the Lease began on July 1, 1996 and will end on March 31, 2012. Tenant has accepted the Premises, is in occupancy, and is paying rent under the Lease.

3. The Lease provides for an option to extend the term of the Lease for five (5) years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

4. The Lease is presently in full force and effect and neither Owner nor Tenant is in default thereunder. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

5. Tenant is currently paying Base Monthly Rent under the Lease in the amount of $344,125.77 and estimated monthly pass throughs in the amount of $49,091.00 (as detailed in Exhibit B attached hereto). Tenant is entitled to 627 parking spaces under the terms of the Lease and Tenant pays $             per month for such parking spaces.

EXHIBIT C - PAGE 1 OF 3

As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, counterclaims, or defenses of Tenant under the Lease against Owner, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense against Owner upon the lapse of time or the giving of notice or both, except the following (if left blank, there shall be deemed to be none):

6. There are no concessions, bonuses, free rental periods, rebates, advance rental payments, or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease, all of which have been credited, or the benefit of which have been received, by Tenant. With the exception of free rent for Suite 205 until 02/01/04 and for Suites 125, 162 and 150 until 04/01/04.

7. Tenant has not given Owner any security or similar deposit.

8. All improvements or repairs required under the terms of the Lease to be made by Owner through the date hereof have been satisfactorily completed, expressly including the improvements for the “Nineteenth Expansion Space” and the “Twentieth Expansion Space” (as those terms are defined in the Lease), and there are no capital improvements or extraordinary repairs currently required of Landlord under the Lease. All allowances and other payments due to Tenant by Owner under the terms of the Lease have been paid in full, except the following: Renewal tenant improvement allowance available as of 04/01/07 of $965,835.00.

9. Tenant has waived its rights to purchase or otherwise acquire the Building under the Lease, as it relates to the currently contemplated conveyance of the Building by Owner and acquisition of the Building by Purchaser.

10. Tenant acknowledges that Owner may assign its interest in the Lease to Purchaser and agrees, upon receipt of notice of such assignment from Owner and Purchaser, to attorn to Purchaser and to perform all of Tenant’s obligations as the tenant under the Lease, including, without limitation, the payment of rent, directly to Purchaser, or its agent, as the landlord under the Lease, from and after the date of such notice.

Dated this          day of January, 2004.

WEATHERFORD INTERNATIONAL, INC.

By:
Name:
Title:

The undersigned, being the guarantor of the Lease, by it signature below hereby acknowledges all the terms of the foregoing Tenant Estoppel Certificate, and states that the Lease Guaranty Agreement dated January 24, 1996, is and remains in full force and effect, in

EXHIBIT C - PAGE 2 OF 3

accordance with the terms. Guarantor acknowledges that it has no, and is not aware of any, defenses, offsets or claims with respect to the enforceability of the Guaranty.

WEATHERFORD ENTERRA, INC.

By:
Name:
Title:

EXHIBIT C - PAGE 3 OF 3

EXHIBIT C-1

TENANT ESTOPPEL CERTIFICATE

                             (the “Tenant”) hereby certifies to THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (the “Owner”) and WELLS OPERATING PARTNERSHIP II, L.P., its successors or assigns (“Purchaser”) as follows:

1. Pursuant to that certain Lease, originally dated                     , amended as set forth in the attachments hereto (collectively, the “Lease”), Tenant leases              rentable square feet of space (the “Premises”), in that certain building known as “The Weatherford Building,” at 515 Post Oak, Houston, Texas (the “Building”). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement, if left blank, there shall be deemed to be none):                             . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

2. The term of the Lease began on                      and will end on                     . Tenant has accepted the Premises, is in occupancy, and is paying rent under the Lease.

3. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

4. The Lease is presently in full force and effect and neither Owner nor Tenant is in default thereunder. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $             and estimated monthly pass throughs in the amount of             . As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, counterclaims, or defenses of Tenant under the Lease against Owner, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense against Owner upon the lapse of time or the giving of notice or both, except the following (if left blank, there shall be deemed to be none):

6. There are no concessions, bonuses, free rental periods, rebates, advance rental payments, or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease, all of which have been credited, or the benefit of which have been received, by Tenant.

EXHIBIT C-1 - PAGE 1 OF 2

7. Tenant has given Owner a security deposit of (if left blank, there shall be deemed to be none): $            .

8. All improvements or repairs required under the terms of the Lease to be made by Owner through the date hereof have been satisfactorily completed, and there are no capital improvements or extraordinary repairs currently required of Landlord under the Lease. All allowances and other payments due to Tenant by Owner under the terms of the Lease have been paid in full, except the following (if left blank, there shall be deemed to be none):                            .

9. Tenant acknowledges that Owner may assign its interest in the Lease to Purchaser and agrees, upon receipt of notice of such assignment from Owner and Purchaser, to attorn to Purchaser and to perform all of Tenant’s obligations as the tenant under the Lease, including, without limitation, the payment of rent, directly to Purchaser, or its agent, as the landlord under the Lease, from and after the date of such notice.

Dated this          day of January, 2004.

TENANT

By:
Name:
Title:

EXHIBIT C-1 - PAGE 2 OF 2

EXHIBIT D

PERMITTED EXCEPTIONS

1.	Real estate taxes and all general and special assessments payable during 2004 and subsequent calendar years.

2.	Rights of parties in possession.

3.	Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.

4.	Easement granted to Houston Lighting and Power Company as set forth in instrument recorded in the Office of the County Clerk of Harris County, Texas under Clerk’s File Number E285323.

5.	Easement granted to Houston Lighting and Power Company as set forth in instrument recorded in the Office of the County Clerk of Harris County, Texas under Clerk’s File Number G434863.

6.	Easement granted to Houston Lighting and Power Company as set forth in instrument recorded in the Office of the County Clerk of Harris County, Texas under Clerk’s File Number H002339.

7.	Easement granted to the City of Houston as set forth in instrument recorded in the Office of the County Clerk of Harris County, Texas under Clerk’s File Number H586500.

8.	All matters that would be shown by a current survey of the Property.

EXHIBIT D - PAGE 1 OF 1

EXHIBIT E

LEASE SCHEDULE

	Tenant	Security Deposit

1	Weatherford International, Inc.	$0.00
2	Arriverderci Café	$2,696.00
3	Wm. Doubleday, MD	$1,927.25
4	Cypress Communications	$3,860.00
5	SBWV Architects	$2,268.50

EXHIBIT E - PAGE 1 OF 1

EXHIBIT F

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR DRIVER’S LICENSE NUMBER.

AFTER RECORDING RETURN TO:

___________________________

___________________________

___________________________

Attention: ___________________

TEXAS SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT, THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by                              (“Grantee”), whose mailing address is                     ,                     , Attention:                     , the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures situated thereon (collectively, the “Property”); subject, however, to those matters more particularly described in Exhibit B attached hereto and made a part hereof for all purposes (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property, subject

EXHIBIT F Page 1 of 3

to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

Grantor also conveys, without warranty all right, title and interest of Grantor in and to any alleys, strips or gores adjoining the Property and any easements, rights of way or other interests in, on, under or to, any land, highway, street, road, right of way, open or proposed, in, on, under, across, in front of, abutting or adjoining the Property.

Grantee, by its acceptance hereof, hereby assumes payment of all standby charges, ad valorem real estate taxes and assessments with respect to the 2004 calendar year and subsequent calendar years not yet due and payable, each to the extent attributable to all or any portion of the Property.

EXHIBIT F Page 2 of 3

IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this          day of                 , 2004.

GRANTOR:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

THE STATE OF §
§
COUNTY OF §

This instrument was acknowledged before me on                 , 2004, by                             , a                              of Realty Associates Advisors Trust, the sole member of Realty Associates Advisors LLC, the manager of Realty Associates Fund V, LLC, a general partner of The Realty Associates Fund V, L.P., a Delaware limited partnership, on behalf of such entities.

My Commission Expires: _____________________________	__________________________________________ Notary Public, State of _______________

__________________________________________ Notary’s name printed:

EXHIBIT F Page 3 of 3

EXHIBIT G

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (the “Bill of Sale”) is made as of the          day of                 , 2004 by: (i) THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Seller”), and (ii)                             , a                              (“Purchaser”).

KNOW ALL MEN BY THESE PRESENTS:

Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated             , 2004 (the “Agreement”) between Seller and Purchaser, Seller is conveying to Purchaser all of Seller’s right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the “Improvements”) located in the County of Harris, State of Texas. The Land and the Improvements are hereinafter sometimes collectively referred to as the “Property.”

It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller’s right, title and interest in and to the Assigned Property (as hereinafter defined).

1.	Bill of Sale and Assignment.

Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title and subject to the limitations contained in Section 8.2 of the Agreement, all right, title and interest of Seller in and to:

a. All personal property (including equipment), if any, owned by Seller and located on the Property as of the date hereof, all inventory located on the Property on the date hereof, and all fixtures (if any) owned by Seller and located on the Property as of the date hereof (the “Personal Property”); and

b. All non-exclusive trademarks and trade names, if any, used in connection with the Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”);

c. Seller’s interest, if any, in and to any service, equipment, supply and maintenance contracts (the “Contracts”), guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable (collectively, the “Intangible Property”); and

EXHIBIT G - PAGE 1 OF 3

d. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto (the “Leases”) demising space in or otherwise similarly affecting or relating to the Property and all prepaid rent attributable to the period after the date hereof, and unapplied security deposits thereunder (collectively, the “Leasehold Property”); subject, however to the rights of Seller set forth in the Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

TO HAVE AND TO HOLD the Personal Property, the Trade Names, the Intangible Property, the Leases and the Leasehold Property (collectively, the “Assigned Property”) unto Purchaser, its successors and assigns, forever.

2.	Assumption/Reciprocal Indemnity.

Purchaser accepts the foregoing assignment and assumes and agrees to be bound by and to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed under the Assigned Property arising on or after the date hereof. Purchaser further agrees to indemnify Seller and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, without limitation, attorneys’ fees and expenses) (collectively, the “Losses”) asserted against or incurred by Seller by reason of or arising out of any failure by Purchaser to perform or observe the obligations, covenants, terms and conditions assumed by Purchaser hereunder arising in connection with the Assigned Property and related to the period on or after the date hereof. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any Losses asserted against Purchaser by reason of Seller’s failure to perform any of its obligations with respect to the Assigned Property prior to the date hereof and during Seller’s period of ownership.

3.	Limitation of Liability.

The obligations of Seller are intended to be binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents.

4.	Exclusions from Personal Property.

It is hereby acknowledged by the parties that the Assigned Property shall not include claims relating to any real property tax refunds or rebates for periods accruing prior to the date hereof, existing insurance claims and any existing claims against previous tenants of the Property, which claims are hereby reserved by Seller.

EXHIBIT G - PAGE 2 OF 3

5.	Counterpart Copies.

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

SELLER:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

PURCHASER:
___________________________________ a _________________________________

By:
Name:
Title:

EXHIBIT G - PAGE 3 OF 3

EXHIBIT H

NOTICE LETTER TO TENANTS

                    , 2004

CERTIFIED MAIL,

RETURN RECEIPT REQUESTED

Dear Tenant:

We are pleased to advise you that the building in which your premises are located at                             , has been sold by THE REALTY ASSOCIATES FUND V, L.P. to                              (the “Purchaser”) effective as of the date set forth above. Your lease agreement has been assigned to and accepted by Purchaser and Purchaser has agreed to assume all responsibility for security deposits currently held under your lease.

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to                      c/o             .

The Purchaser looks forward to working with you in the operation of this Property.

EXHIBIT H - PAGE 1 OF 2

Very truly yours,

SELLER:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

PURCHASER:
___________________________________ a _________________________________

By:
Name:
Title:

EXHIBIT H - PAGE 2 OF 2

EXHIBIT I

NON-FOREIGN ENTITY CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Transferor”), the undersigned hereby certifies on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor’s U.S. employer identification number is ; and

3.	Transferor’s office address is:

c/o TA Realty Associates

28 State Street, 10th Floor

Boston, Massachusetts 02109

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment , or both.

Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

EXHIBIT I - PAGE 1 OF 2

Dated:                 , 2004

TRANSFEROR:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

EXHIBIT I - PAGE 2 OF 2

EXHIBIT J

FORM OF ACCOUNTING LETTER

                    , 2004

______________________

______________________

______________________

______________________

We are providing this letter in connection with your audit of the operating statement for the year ended                              (the “Statement”) provided by                      (“            ”) to Wells Operating Partnership II, L.P. (“Wells”) in connection with Wells’ purchase of the project known as                              (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States.

The undersigned, the chief financial officer, Director of Finance [or auditor] of                      confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the GAAP basis financial statements which              maintains for the Project for the year ended                      and the          months ending                      (“Operating Statements”).

1.	We have made available to Wells all relevant financial records and related data relating to the Project.

2.	There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in financial practices.

3.	There are no material transactions that have not been properly recorded in the accounting records underlying the Operating Statements.

4.	has complied with all material aspects of contractual agreements that would have a material effect on the Operating Statements in the event of noncompliance.

5.	The accounting records underlying the Operating Statements accurately and fairly reflect, in reasonable detail, the operations of the Project.

EXHIBIT J - PAGE 1 OF 2

This letter has been delivered without recourse to the undersigned and in the event of any errors or inconsistencies, you agree not to seek recourse against Seller (or its officers, employees, agents or advisors) for any loss, cost expense, liability or claim you may suffer or incur as a result thereof. This letter has been delivered solely, as an accommodation to you and, as a result, is without consideration.

By:
Name:
Chief Financial Officer or
Director of Finance [or Auditor]

EXHIBIT J - PAGE 2 OF 2

EXHIBIT K

FORM OF NOTICE TO PURCHASER

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The real property described below, which you are purchasing, is subject to deed restrictions recorded in:

THE RESTRICTIONS LIMIT YOUR USE OF THE PROPERTY. THE CITY OF HOUSTON IS AUTHORIZED BY STATUTE TO ENFORCE COMPLIANCE WITH CERTAIN DEED RESTRICTIONS. You are advised that, in the absence of a declaratory judgment that the referenced restrictions are no longer enforceable, the City of Houston may sue to enjoin a violation of such restrictions. The legal description and street address of the property you are acquiring are as follows:

PROPERTY ADDRESS:	Weatherford Center
515 South Post Oak Boulevard
Houston, Texas

See EXHIBIT “A” attached hereto.

EXHIBIT K - PAGE 1 OF 3

SELLER:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

THE STATE OF §
§
COUNTY OF §

This instrument was acknowledged before me on                 , 2004, by                             , a                              of Realty Associates Advisors Trust, the sole member of Realty Associates Advisors LLC, the manager of Realty Associates Fund V LLC, a general partner of The Realty Associates Fund V, L.P., a Delaware limited partnership, on behalf of such entities.

My Commission Expires: _________________________	__________________________________________ Notary Public, State of_______________

__________________________________________ Notary’s name printed:

EXHIBIT K - PAGE 2 OF 3

The undersigned admit receipt of the foregoing notice at or prior to closing the purchase of the property above described.

PURCHASER:

____________________________________, a
____________________________________

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this          day of                 , 2004, by                                 .

My Commission Expires: ___________________________________	__________________________________ Notary Public in and for the State of_______________________

__________________________________ Printed/Typed Name of Notary

EXHIBIT K - PAGE 3 OF 3

EXHIBIT L

FORM OF UTILITY SERVICE NOTICE

THE STATE OF

COUNTY OF

THIS UTILITY SERVICE NOTICE (this “Notice”) has been executed as of this          day of                 , 2004, by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Seller”) and                                      (“Buyer”).

R E C I T A L S

A. On or about the date hereof, Seller has conveyed to Buyer the real property described on Exhibit A attached hereto and made a part hereof.

B. This Notice is the notice to be delivered under Section 13.257(g) of the Texas Water Code at the closing of any sale of real property.

NOW THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Seller and Buyer hereby acknowledges that the following notice was executed and delivered at the closing of Buyer’s acquisition of the Property:

“The real property, described below, that you are about to purchase is located in the water or sewer service area of the City of Houston, Texas, which is the utility service provider authorized by law to provide water or sewer service to your property. No other retail public utility is authorized to provide water or sewer service to your property. There may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property.

Purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in the notice or at closing of purchase of the real property.”

EXHIBIT L - PAGE 1 OF 3

IN WITNESS WHEREOF, this Notice has been executed and delivered as of the date written above.

SELLER:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund V LLC,
its general partner

	By:	Realty Associates Advisors LLC,
its manager

		By:	Realty Associates
Advisors Trust,
its sole member

By:
Name:
Title:

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                                 , 2004, by                                              , a                                      of Realty Associates Advisors Trust, the sole member of Realty Associates Advisors LLC, the manager of Realty Associates Fund V LLC, a general partner of The Realty Associates Fund V, L.P., a Delaware limited partnership, on behalf of such entities.

My Commission Expires: _________________________	__________________________________________ Notary Public, State of _______________

__________________________________________ Notary’s name printed:

EXHIBIT L - PAGE 2 OF 3

BUYER:

By:
Name:
Title:	.

THE STATE OF

COUNTY OF

This instrument was acknowledged before me on this          day of             , 2004, by                         , a                      of                                 , a                     , on behalf of such entity.

My Commission Expires:

______________________	________________________
Notary Public in and for the aforesaid State
Printed Name of Notary

______________________

EXHIBIT L - PAGE 3 OF 3